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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 8, 2000 with respect to Host Marriott Corporation, and February 24, 2000 with respect to CCHP I Corporation and Subsidiaries, CCHP II Corporation and Subsidiaries, CCHP III Corporation and Subsidiaries, and CCHP IV Corporation and Subsidiaries, respectively, included in the Company's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

                                          Arthur Andersen LLP

Vienna, Virginia

January 29, 2001